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ICSL
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Innovative Clinical Solutions, Ltd.



FOR IMMEDIATE RELEASE
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CONTACTS:
Innovative Clinical Solutions, Ltd.
Michael Heffernan, President, CEO    and Chairman
Gary Gillheeney, Chief Financial Officer and Treasurer
Tel: (401) 831-6755 Fax: (401) 831-6758



               Innovative Clinical Solutions Announces Initiation
                           of Bond Restructuring Plan


Providence, RI, July 14, 2000----Innovative Clinical Solutions, Ltd. (OTC Bulletin Board: ICSL.OB) today announced that it and its wholly owned subsidiaries commenced the implementation of a plan to restructure the Company's existing $100 million 6.75% convertible Debentures due 2003 by the filing of voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code. The Plan provides that, subject to confirmation by the bankruptcy court, ICSL will cancel the Debentures and issue to its Debentureholders new common stock representing 90% of the Company's issued and outstanding common stock. The Company does not expect that this process will have any negative impact on its trade creditors, employees or vendors.

The Prepackaged Plan is the result of negotiations with representatives holding a majority of the outstanding Debentures. The Prepackaged Plan was submitted to all Debentureholders for their consent and, as of the voting deadline of July 12, 2000, the voting Debentureholders approved the Prepackaged Plan with more than 92% in amount of the Debentures voted on the Prepackaged Plan and 63% of the number of the Debentureholders voting on the Prepackaged Plan.

The purpose of the Company's bankruptcy filing is to confirm the Prepackaged Plan and restructure the Debenture debt obligations as equity so that the Company can continue its plan to reposition itself as a leading provider of diverse services supporting the needs of the pharmaceutical and managed care industries.

Investors are urged to read the Disclosure Statement and the other materials included therewith or subsequently incorporated therein by reference, all of which have been or will be filed with the Securities and Exchange Commission (the "SEC"). Investors may read the Disclosure Statement and the documents included therein or subsequently incorporated therein by reference at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048. Investors may obtain further information on the

               10 Dorrance Street, Suite 400, Providence RI 02903
                     Phone: 401-831-6755 Fax: 401-831-6758

operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings, including the Disclosure Statement, are also available to the public over the Internet at the SEC's Web site at http://www.sec.gov. Investors may also obtain a copy of any of the Company's publicly available material free of charge by writing to Innovative Clinical Solutions, Ltd., 10 Dorrance Street, Providence, RI 02818, Attention: Gary S. Gillheeney, Chief Financial Officer.

Innovative Clinical Solutions, Ltd., headquartered in Providence, Rhode Island, provides services that support the needs of the pharmaceutical and managed care industries. The Company integrates its pharmaceutical services division with its provider network management division to create innovative research solutions for its customers. The Company's services include clinical and economic research and disease management, as well as managed care functions for specialty and multi-specialty provider networks including more than 5,000 providers and over 10 million patients nationwide. The Company's components include ICSL Clinical Studies, ICSL Healthcare Research and ICSL Network Management.

This press release contains forward-looking statements regarding future events and the future performance of the Company that involve risks and uncertainties that could cause actual results to differ materially. These risks are described in further detail in the Company's reports filed with the Securities and Exchange Commission.

Editor's Note:This release is available on the Internet at http://www.ICSLtd.net
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               10 Dorrance Street, Suite 400, Providence RI 02903
                     Phone: 401-831-6755 Fax: 401-831-6758